Exhibit 99.1
P.F. Chang’s China Bistro, Inc.
P.F. CHANG’S REPORTS FOURTH QUARTER AND FULL YEAR 2009 RESULTS
Company to Initiate Quarterly Variable Cash Dividend
SCOTTSDALE, ARIZONA, February 17, 2010 — P.F. Chang’s China Bistro, Inc. (NASDAQ: PFCB) today reported financial results for the fourth quarter and fiscal year ended January 3, 2010.

(000 except per share data)	Q4 2009	Q4 2008	% Change	FY 2009	FY 2008	% Change
Revenues	$326,653	$294,797	10.8%	$1,228,179	$1,198,124	2.5%

Income from continuing operations	$11,980	$7,489	60.0%	$43,676	$35,017	24.7%
Net income	$12,035	$5,445	121.0%	$43,197	$27,426	57.5%

Diluted income per share:
Income from continuing operations	$0.52	$0.31	67.7%	$1.87	$1.45	29.0%
Net income	$0.52	$0.23	126.1%	$1.85	$1.14	62.3%

Weighted average shares — diluted	23,045	23,851	-3.4%	23,413	24,080	-2.8%
The Company’s fourth quarter and fiscal year 2009 results were comprised of 14 and 53 weeks, respectively, compared to 13 and 52 weeks in the fourth quarter and fiscal year 2008.
Highlights for the fourth quarter of 2009 compared to prior year include:
•	Consolidated revenues increased 10.8% to $326.7 million

•	Comparable store sales declined 5.2% at the Bistro and increased 3.0% at Pei Wei

•	Restaurant operating income margin increased 100 basis points to 12.7%

•	Income from continuing operations increased 60.0% to $12.0 million

•	Net income increased 121.0%(1) to $12.0 million

•	Income from continuing operations per diluted share increased 67.7% to $0.52

•	Net income per diluted share increased 126.1%(1) to $0.52
Highlights for fiscal 2009 compared to prior year include:
•	Consolidated revenues increased 2.5% to $1,228.2 million

•	Comparable store sales declined 6.7% at the Bistro and increased 0.1% at Pei Wei

•	Restaurant operating income margin increased 80 basis points to 12.2%

•	Income from continuing operations increased 24.7% to $43.7 million

•	Net income increased 57.5%(1) to $43.2 million

•	Income from continuing operations per diluted share increased 29.0% to $1.87

•	Net income per diluted share increased 62.3%(1) to $1.85

(1)
Prior year net income includes a loss from discontinued operations related to the fiscal 2008 closure of 10 underperforming Pei Wei restaurants, comprised primarily of $2.7 million in pretax lease termination and severance charges recognized in the fourth quarter of 2008 and $10.2 million in pretax asset impairment, lease termination and severance charges recognized during fiscal 2008.

Fourth quarter comparable store sales
For the 14 weeks ended January 3, 2010, comparable store sales decreased 5.2% at the Bistro due to a reduction in overall guest traffic combined with a slight decline in average check, reflecting the net impact of menu mix changes. Comparable store sales at the Bistro decreased 6.2%, 5.2%, and 4.3% in October, November and December, respectively.
For the 14 weeks ended January 3, 2010, comparable store sales increased 3.0% at Pei Wei due to an increase in overall guest traffic partially offset by a slight decline in average check, reflecting the net impact of menu mix changes. Comparable store sales at Pei Wei increased 3.0%, 3.7%, and 2.4% in October, November and December, respectively.
Comparable store sales for the fourth quarter of fiscal 2009 reflect results from the 14 week operating period in the current year compared to the same 14 week operating period in the prior year. Comparable store sales for December 2009 reflect results from the 5 week operating period in the current year compared to the same 5 week operating period in the prior year.
2010 Expectations
The Company anticipates that fiscal 2010 consolidated revenues will be flat compared to fiscal 2009. This is based on expectations of slightly lower average weekly sales at both concepts during fiscal 2010 and the impact of a 52-week fiscal year in fiscal 2010 (versus 53 weeks in fiscal 2009), offset by the benefit of a full year of revenues for restaurants that opened during fiscal 2009 combined with revenues from six to ten anticipated new restaurant openings during fiscal 2010.
Despite the impact of slightly lower anticipated average weekly sales, the Company expects restaurant operating margins for fiscal 2010 to be consistent with fiscal 2009, primarily due to expectations of favorable cost of sales offsetting the anticipated impact of deleverage of certain fixed operating costs and higher planned marketing spend.
The Company expects to open three to five new Bistro restaurants and three to five new Pei Wei restaurants during fiscal 2010. As a result, the Company anticipates slightly lower preopening expenses for fiscal 2010.
The Company also plans to fully repay its outstanding credit line borrowings of $40 million and repurchase approximately $40 million in common shares under its current $100 million share repurchase authorization during fiscal 2010.
Overall, the Company expects consolidated diluted earnings per share to approximate $2.00 for fiscal 2010.
Initiation of quarterly dividend
Based on the Company’s desire to consistently return excess cash flow to its shareholders, the Board of Directors has approved the initiation of a quarterly variable cash dividend commencing with the first quarter of 2010. The amount of the cash dividend will be computed based on 45% of the Company’s quarterly net income and is expected to total approximately $0.90 per share relating to fiscal 2010.

Financial Reporting Dates in Fiscal 2010
The Company plans to announce quarterly financial results and hold conference calls to discuss its results for the first three quarters of fiscal 2010 as outlined below. The earnings press releases will be issued at approximately 7:00 am ET and the conference calls will follow at 1:00 pm ET on the same day. Dates and times could be subject to change.

Earnings Release and
Quarter Ending	Conference Call Dates
April 4, 2010	April 28, 2010
July 4, 2010	July 28, 2010
October 3, 2010	October 27, 2010
Conference call information
The Company is hosting a conference call today at 12:00 pm ET in which management will provide further details on the fourth quarter results and the fiscal 2010 outlook. A webcast of the call can be accessed through the company’s website at http://www.pfcb.com.
Definitions
The following definitions apply to these terms as used throughout this release:
Income from continuing operations refers to Income from continuing operations, net of tax, attributable to PFCB common stockholders
Net income refers to Net income attributable to PFCB common stockholders
Comparable store sales changes include company-operated restaurants and represent the change in period-over-period sales for the comparable restaurant base. A restaurant becomes comparable in its eighteenth month of operation.
About the Company
P.F. Chang’s China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, Chinese-inspired cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared pan-Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility.
Note with respect to non-GAAP financial measures contained within Supplemental Financial Information
In addition to using GAAP results in evaluating the Company’s business, management measures restaurant operating income to assess the performance of its existing restaurant concepts. Restaurant operating income includes all ongoing costs related to operating the Company’s restaurants but excludes preopening expenses and partner investment expense. Because preopening and partner investment expenses are associated with expansion of the Company’s business and vary in timing and magnitude, they make an accurate assessment of the health of its ongoing operations more difficult and are therefore excluded. Additionally, general and administrative expenses are only included in the Company’s consolidated financial presentation as these costs relate to support of both restaurant businesses and are generally not specifically identifiable to individual restaurant operations. As the Company’s expansion is funded entirely from its ongoing restaurant operations, restaurant operating income is a consideration of management when determining whether and when to open additional restaurants. The non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Please see the non-GAAP to GAAP reconciliation at the bottom of pages 6 through 8 of this press release for a reconciliation of restaurant operating income to the most directly comparable GAAP measure, income from operations.

Note with respect to forward looking statements
The statements contained in this press release that are not purely historical, including the Company’s estimates of its earnings, revenues and anticipated new restaurants are forward-looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, failure of the Company’s existing or new restaurants to achieve expected results; changes in general economic and political conditions that affect consumer spending; changes in government legislation that may increase labor costs; the dependency on sales concentrated in certain geographic areas or generated by corporate spending; intense competition in the restaurant industry; Global Brand Development initiatives that may impact our brand; damage to our brands or reputation; litigation; adverse public or medical opinions about the health effects of consuming our products; failure to comply with governmental regulations; changes in food costs; the inability to retain key personnel; the Company’s ability to successfully expand its operations; federal and state tax rules could negatively impact results of operations and financial position; fluctuating insurance requirements and costs; marketing programs may not be successful; potential labor shortages that may delay planned openings; the inability to develop and construct restaurants within projected budgets and time periods; seasonality of the Company’s business and other risks described in the Company’s recent SEC filings.
Contacts:

Investor:	Allison Schulder	(480) 888-3000	allison.schulder@pfcb.com

Media:	Pete Marino	(312) 339-8833	pmarino@digcommunications.com
Dig Communications

P.F. Chang’s China Bistro, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	14 Weeks	13 Weeks	53 Weeks	52 Weeks
	Ended	Ended	Ended	Ended
	January 3,	December 28,	January 3,	December 28,
	2010	2008	2010	2008
Revenues	$326,653	$294,797	$1,228,179	$1,198,124
Costs and expenses:
Cost of sales	87,328	79,600	326,421	325,630
Labor	107,052	95,500	401,583	396,911
Operating	53,476	49,339	203,859	198,967
Occupancy	18,288	17,402	70,635	69,809
General and administrative	22,004	21,687	82,749	77,488
Depreciation and amortization	18,303	17,956	74,429	68,711
Preopening expense	1,420	2,311	3,919	8,457
Partner investment expense	(92)	(364)	(629)	(354)

Total costs and expenses	307,779	283,431	1,162,966	1,145,619

Income from operations	18,874	11,366	65,213	52,505
Interest and other income (expense), net	(345)	(584)	(1,637)	(3,362)

Income from continuing operations before taxes	18,529	10,782	63,576	49,143
Provision for income taxes	(5,954)	(2,919)	(18,492)	(12,193)

Income from continuing operations, net of tax	12,575	7,863	45,084	36,950
Loss from discontinued operations, net of tax	55	(2,044)	(479)	(7,591)

Net income	12,630	5,819	44,605	29,359
Less: Net income attributable to noncontrolling interests	595	374	1,408	1,933

Net income attributable to PFCB	$12,035	$5,445	$43,197	$27,426

Basic income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.53	$0.32	$1.90	$1.47
Loss from discontinued operations, net of tax, attributable to PFCB common stockholders	0.00	(0.09)	(0.02)	(0.32)

Net income attributable to PFCB common stockholders	$0.53	$0.23	$1.88	$1.15

Diluted income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.52	$0.31	$1.87	$1.45
Loss from discontinued operations, net of tax, attributable to PFCB common stockholders	0.00	(0.08)	(0.02)	(0.31)

Net income attributable to PFCB common stockholders	$0.52	$0.23	$1.85	$1.14

Weighted average shares used in computation:
Basic	22,633	23,623	22,986	23,776

Diluted	23,045	23,851	23,413	24,080

Amounts attributable to PFCB:
Income from continuing operations, net of tax	$11,980	$7,489	$43,676	$35,017
Loss from discontinued operations, net of tax	55	(2,044)	(479)	(7,591)

Net income attributable to PFCB	$12,035	$5,445	$43,197	$27,426

P.F. Chang’s China Bistro, Inc.
Supplemental Financial Information

	2007	1Q08	2Q08	3Q08	4Q08	2008	1Q09	2Q09	3Q09	4Q09	2009

Units	306	322	331	337	348	348	350	351	356	363	363
Sales weeks	14,443	4,122	4,256	4,328	4,464	17,170	4,531	4,563	4,604	5,058	18,756
AWS	75,067	74,216	70,849	68,363	66,039	69,780	68,382	66,044	63,060	64,581	65,482

Revenues (1)	1,084,193	305,917	301,533	295,877	294,797	1,198,124	309,837	301,360	290,329	326,653	1,228,179

Operating costs
Cost of sales	297,242	83,530	82,132	80,368	79,600	325,630	83,072	79,657	76,364	87,328	326,421
Labor	364,074	103,381	99,971	98,059	95,500	396,911	100,707	98,111	95,713	107,052	401,583
Operating	172,147	48,061	49,366	52,201	49,339	198,967	50,691	48,809	50,883	53,476	203,859
Occupancy	62,164	17,626	17,511	17,270	17,402	69,809	17,378	17,403	17,566	18,288	70,635
Net income attributable to noncontrolling interests	4,169	705	487	367	374	1,933	370	288	155	595	1,408
Depreciation & amortization	55,988	16,370	17,150	17,235	17,956	68,711	18,496	18,575	19,055	18,303	74,429
Restaurant operating income	128,409	36,244	34,916	30,377	34,626	136,163	39,123	38,517	30,593	41,611	149,844

Development costs
Preopening expenses	14,310	2,819	1,808	1,519	2,311	8,457	488	461	1,550	1,420	3,919
Partner investment expense	(2,012)	411	(500)	99	(364)	(354)	(464)	(91)	18	(92)	(629)

Other expenses
General and administrative (2)	66,968	18,521	19,128	18,152	21,687	77,488	19,814	20,523	20,408	22,004	82,749
Interest and other (income) expense, net	100	934	949	895	584	3,362	940	437	(85)	345	1,637
Provision for income taxes	12,420	3,581	3,636	2,057	2,919	12,193	4,953	5,108	2,477	5,954	18,492
Income from continuing operations	36,623	9,978	9,895	7,655	7,489	35,017	13,392	12,079	6,225	11,980	43,676
Loss from discontinued operations, net of tax	(4,560)	(329)	(525)	(4,693)	(2,044)	(7,591)	(43)	(474)	(17)	55	(479)
Net income attributable to PFCB	32,063	9,649	9,370	2,962	5,445	27,426	13,349	11,605	6,208	12,035	43,197

Income from continuing operations per FDS	$1.41	$0.41	$0.41	$0.32	$0.31	$1.45	$0.56	$0.51	$0.27	$0.52	$1.87

Fully diluted shares (FDS)	25,899	24,295	24,247	23,927	23,851	24,080	23,795	23,526	23,285	23,045	23,413

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.4%	27.3%	27.2%	27.2%	27.0%	27.2%	26.8%	26.4%	26.3%	26.7%	26.6%
Labor	33.6%	33.8%	33.2%	33.1%	32.4%	33.1%	32.5%	32.6%	33.0%	32.8%	32.7%
Operating	15.9%	15.7%	16.4%	17.6%	16.7%	16.6%	16.4%	16.2%	17.5%	16.4%	16.6%
Occupancy	5.7%	5.8%	5.8%	5.8%	5.9%	5.8%	5.6%	5.8%	6.1%	5.6%	5.8%
Net income attributable to noncontrolling interests	0.4%	0.2%	0.2%	0.1%	0.1%	0.2%	0.1%	0.1%	0.1%	0.2%	0.1%
Depreciation & amortization	5.2%	5.4%	5.7%	5.8%	6.1%	5.7%	6.0%	6.2%	6.6%	5.6%	6.1%

Restaurant operating income	11.8%	11.8%	11.6%	10.3%	11.7%	11.4%	12.6%	12.8%	10.5%	12.7%	12.2%

Preopening expenses	1.3%	0.9%	0.6%	0.5%	0.8%	0.7%	0.2%	0.2%	0.5%	0.4%	0.3%
Partner investment expense	(0.2%)	0.1%	(0.2%)	0.0%	(0.1%)	(0.0%)	(0.1%)	(0.0%)	0.0%	(0.0%)	(0.1%)
General and administrative (2)	6.2%	6.1%	6.3%	6.1%	7.4%	6.5%	6.4%	6.8%	7.0%	6.7%	6.7%
Interest and other (income) expense, net	0.0%	0.3%	0.3%	0.3%	0.2%	0.3%	0.3%	0.1%	(0.0%)	0.1%	0.1%
Provision for income taxes	1.1%	1.2%	1.2%	0.7%	1.0%	1.0%	1.6%	1.7%	0.9%	1.8%	1.5%

Income from continuing operations	3.4%	3.3%	3.3%	2.6%	2.5%	2.9%	4.3%	4.0%	2.1%	3.7%	3.6%

Loss from discontinued operations, net of tax	(0.4%)	(0.1%)	(0.2%)	(1.6%)	(0.7%)	(0.6%)	(0.0%)	(0.2%)	(0.0%)	0.0%	(0.0%)

Net income attributable to PFCB	3.0%	3.2%	3.1%	1.0%	1.8%	2.3%	4.3%	3.9%	2.1%	3.7%	3.5%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	128,409	36,244	34,916	30,377	34,626	136,163	39,123	38,517	30,593	41,611	149,844
Add: Net income attributable to noncontrolling interests	4,169	705	487	367	374	1,933	370	288	155	595	1,408
Less: General and administrative (2)	(66,968)	(18,521)	(19,128)	(18,152)	(21,687)	(77,488)	(19,814)	(20,523)	(20,408)	(22,004)	(82,749)
Less: Preopening expenses	(14,310)	(2,819)	(1,808)	(1,519)	(2,311)	(8,457)	(488)	(461)	(1,550)	(1,420)	(3,919)
Less: Partner investment expense	2,012	(411)	500	(99)	364	354	464	91	(18)	92	629

Income from operations	53,312	15,198	14,967	10,974	11,366	52,505	19,655	17,912	8,772	18,874	65,213

Note:	Consolidated results include the impact of Shared Services and Other as well as the Bistro and Pei Wei concepts

(1)	Consolidated revenues include revenues related to the Bistro and Pei Wei concepts as well as Global Brand Development initiatives

(2)	Consolidated general and administrative expenses includes the costs of supporting the Company, including all concepts

Concept: P.F. Chang’s China Bistro
Supplemental Financial Information

	2007	1Q08	2Q08	3Q08	4Q08	2008	1Q09	2Q09	3Q09	4Q09	2009

Units	172	177	182	182	189	189	190	190	192	197	197
Sales weeks	8,289	2,275	2,330	2,355	2,413	9,373	2,458	2,470	2,486	2,736	10,150
AWS	102,486	103,763	99,502	96,139	93,427	98,127	95,661	91,958	87,324	89,884	91,161
Revenues (1)	849,743	236,089	231,972	226,443	225,459	919,963	235,141	227,144	217,093	245,943	925,321

Operating costs
Cost of sales	232,578	64,410	62,999	61,430	61,072	249,911	62,963	59,749	56,624	65,480	244,816
Labor	282,919	79,318	76,153	74,387	72,109	301,967	76,051	73,286	71,216	80,222	300,775
Operating	131,863	36,324	36,603	38,556	37,600	149,083	36,973	36,373	37,487	40,050	150,883
Occupancy	47,059	12,981	12,730	12,536	12,423	50,670	12,441	12,412	12,390	12,943	50,186
Net income attributable to noncontrolling interests	3,351	497	370	271	223	1,361	179	145	104	110	538
Depreciation & amortization	42,294	12,265	12,794	12,771	13,261	51,091	13,728	13,646	13,900	13,247	54,521
Restaurant operating income	109,679	30,294	30,323	26,492	28,771	115,880	32,806	31,533	25,372	33,891	123,602

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.4%	27.3%	27.2%	27.1%	27.1%	27.2%	26.8%	26.3%	26.1%	26.6%	26.5%
Labor	33.3%	33.6%	32.8%	32.9%	32.0%	32.8%	32.3%	32.3%	32.8%	32.6%	32.5%
Operating	15.5%	15.4%	15.8%	17.0%	16.7%	16.2%	15.7%	16.0%	17.3%	16.3%	16.3%
Occupancy	5.5%	5.5%	5.5%	5.5%	5.5%	5.5%	5.3%	5.5%	5.7%	5.3%	5.4%
Net income attributable to noncontrolling interests	0.4%	0.2%	0.2%	0.1%	0.1%	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%
Depreciation & amortization	5.0%	5.2%	5.5%	5.6%	5.9%	5.6%	5.8%	6.0%	6.4%	5.4%	5.9%

Restaurant operating income	12.9%	12.8%	13.1%	11.7%	12.7%	12.6%	14.0%	13.9%	11.7%	13.8%	13.4%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	109,679	30,294	30,323	26,492	28,771	115,880	32,806	31,533	25,372	33,891	123,602
Add: Net income attributable to noncontrolling interests	3,351	497	370	271	223	1,361	179	145	104	110	538
Less: Preopening expenses	(9,012)	(1,729)	(1,271)	(732)	(1,945)	(5,677)	(294)	(280)	(1,004)	(1,257)	(2,835)
Less: Partner investment expense	3,358	245	500	103	218	1,066	148	20	—	68	236

Income from operations	107,376	29,307	29,922	26,134	27,267	112,630	32,839	31,418	24,472	32,812	121,541

Note:	General and administrative expenses are reflected in the Company’s consolidated results

Concept: Pei Wei Asian Diner (A)
Supplemental Financial Information

	2007	1Q08	2Q08	3Q08	4Q08	2008	1Q09	2Q09	3Q09	4Q09	2009

Units	134	145	149	155	159	159	160	161	164	166	166
Sales weeks	6,154	1,847	1,926	1,973	2,051	7,797	2,073	2,093	2,118	2,322	8,606
AWS	38,095	37,806	36,117	35,192	33,806	35,675	36,011	35,459	34,578	34,701	35,171
Revenues	234,450	69,828	69,561	69,434	69,338	278,161	74,696	74,216	73,236	80,576	302,724

Operating costs
Cost of sales	64,664	19,120	19,133	18,938	18,528	75,719	20,109	19,908	19,740	21,848	81,605
Labor	81,155	24,063	23,818	23,672	23,391	94,944	24,656	24,825	24,497	26,830	100,808
Operating	40,284	11,737	12,763	13,645	11,739	49,884	13,718	12,436	13,396	13,426	52,976
Occupancy	15,105	4,645	4,781	4,734	4,979	19,139	4,937	4,991	5,176	5,345	20,449
Net income attributable to noncontrolling interests	818	208	117	96	151	572	191	143	51	485	870
Depreciation & amortization	12,278	3,774	3,995	4,119	4,270	16,158	4,350	4,440	4,647	4,666	18,103
Restaurant operating income	20,146	6,281	4,954	4,230	6,280	21,745	6,735	7,473	5,729	7,976	27,913

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.6%	27.4%	27.5%	27.3%	26.7%	27.2%	26.9%	26.8%	27.0%	27.1%	27.0%
Labor	34.6%	34.5%	34.2%	34.1%	33.7%	34.1%	33.0%	33.4%	33.4%	33.3%	33.3%
Operating	17.2%	16.8%	18.3%	19.7%	16.9%	17.9%	18.4%	16.8%	18.3%	16.7%	17.5%
Occupancy	6.4%	6.7%	6.9%	6.8%	7.2%	6.9%	6.6%	6.7%	7.1%	6.6%	6.8%
Net income attributable to noncontrolling interests	0.3%	0.3%	0.2%	0.1%	0.2%	0.2%	0.3%	0.2%	0.1%	0.6%	0.3%
Depreciation & amortization	5.2%	5.4%	5.7%	5.9%	6.2%	5.8%	5.8%	6.0%	6.3%	5.8%	6.0%

Restaurant operating income	8.6%	9.0%	7.1%	6.1%	9.1%	7.8%	9.0%	10.1%	7.8%	9.9%	9.2%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	20,146	6,281	4,954	4,230	6,280	21,745	6,735	7,473	5,729	7,976	27,913
Add: Net income attributable to noncontrolling interests	818	208	117	96	151	572	191	143	51	485	870
Less: Preopening expenses	(5,298)	(1,090)	(537)	(787)	(366)	(2,780)	(194)	(181)	(546)	(163)	(1,084)
Less: Partner investment expense	(1,346)	(656)	—	(202)	146	(712)	316	71	(18)	24	393

Income from operations	14,320	4,743	4,534	3,337	6,211	18,825	7,048	7,506	5,216	8,322	28,092

Note:	General and administrative expenses are reflected in the Company’s consolidated results

(A)	All current and historical operating results related to closed Pei Wei restaurants are reflected within discontinued operations for all periods presented.

P.F. Chang’s China Bistro
Supplemental Sales Information (Company Owned)
Year of Unit Opening (1)

	Pre-2002	2002	2003	2004	2005	2006	2007	2008	2009	Total

Units	64	14	18	18	18	20	20	17	8	197

Sales (000)

1Q09	90,049	17,380	23,552	18,967	19,752	22,320	23,344	19,653	118	235,135
2Q09	86,490	16,225	22,655	18,623	18,993	21,760	22,750	18,177	1,464	227,137
3Q09	81,993	15,296	21,744	18,361	17,980	20,414	21,743	16,698	2,858	217,087
4Q09	91,525	17,205	23,963	19,588	19,928	22,773	23,889	18,340	8,712	245,923

2009	350,057	66,106	91,914	75,539	76,653	87,267	91,726	72,868	13,152	925,282

Average Weekly Sales (AWS)

1Q09	108,231	95,496	100,651	81,054	84,412	85,846	89,784	88,928	118,392	95,661
2Q09	103,955	89,147	96,814	79,587	81,165	83,691	87,501	82,249	112,615	91,958
3Q09	98,550	84,045	92,922	78,467	76,838	78,517	83,625	75,556	98,552	87,324
4Q09	102,148	87,781	95,091	77,728	79,079	81,331	85,320	77,059	96,795	89,884

2009	103,201	89,092	96,346	79,181	80,349	82,327	86,534	80,875	98,887	91,161

Year-Over-Year Change in AWS (2)(4)

1Q09	-6.6%	-5.1%	-6.4%	-6.5%	-6.5%	-6.2%	-13.5%	-20.0%	—	-7.4%
2Q09	-6.3%	-6.6%	-7.1%	-6.5%	-6.6%	-5.7%	-9.4%	-15.3%	—	-7.1%
3Q09	-8.4%	-8.1%	-7.6%	-8.3%	-7.0%	-8.0%	-10.1%	-16.4%	—	-8.7%
4Q09	-5.8%	-5.7%	-4.1%	-4.7%	-5.5%	-4.2%	-3.7%	-15.1%	—	-5.8%

2009	-6.8%	-6.3%	-6.3%	-6.5%	-6.4%	-6.0%	-9.3%	-15.9%	—	-7.2%

Year-Over-Year Change Comparable Store Sales (3)(4)

Units	64	14	18	18	18	20	20	10	—	182

1Q09	-6.6%	-5.1%	-6.4%	-6.5%	-6.5%	-6.2%	-10.4%	—	—	-6.6%
2Q09	-6.3%	-6.6%	-7.1%	-6.5%	-6.6%	-5.7%	-9.4%	-5.8%	—	-6.8%
3Q09	-8.9%	-8.1%	-7.6%	-8.3%	-7.0%	-8.0%	-10.1%	-8.4%	—	-8.5%
4Q09	-5.8%	-5.7%	-4.1%	-4.7%	-5.5%	-4.2%	-3.7%	-6.4%	—	-5.2%

2009	-6.9%	-6.3%	-6.3%	-6.5%	-6.4%	-6.0%	-8.2%	-7.1%	—	-6.7%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit is included in the year-over-year change in AWS in the thirteenth month of operation.

(3)	A unit becomes comparable in the eighteenth month of operation.

(4)	Comparable store sales for the fourth quarter of fiscal 2009 reflect results from the 14 week operating period in the current year compared to the same 14 week operating period in the prior year.

Pei Wei Asian Diner
Supplemental Sales Information
Year of Unit Opening (1)

	Pre-2002	2002	2003	2004	2005	2006	2007	2008	2009	Total

Units	5	11	17	19	23	27	32	25	7	166

Sales (000)

1Q09	2,690	5,502	8,729	10,036	10,874	12,762	13,386	10,374	298	74,651
2Q09	2,597	5,312	8,464	9,816	10,832	12,681	13,437	10,171	906	74,216
3Q09	2,451	5,057	8,211	9,602	10,602	12,573	13,161	9,733	1,846	73,236
4Q09	2,741	5,589	8,938	10,129	11,453	13,539	14,195	10,563	3,429	80,576

2009	10,479	21,460	34,342	39,583	43,761	51,555	54,179	40,841	6,479	302,679

Average Weekly Sales (AWS)

1Q09	41,380	38,474	39,498	40,632	36,367	36,359	32,179	31,920	49,652	36,011
2Q09	39,958	37,150	38,300	39,739	36,226	36,129	32,300	31,296	34,858	35,459
3Q09	37,709	35,365	37,155	38,875	35,457	35,820	31,637	29,947	36,199	34,578
4Q09	39,156	36,290	37,555	38,078	35,568	35,819	31,685	30,182	35,720	34,701

2009	39,543	36,810	38,115	39,307	35,899	36,028	31,945	30,824	36,198	35,171

Year-Over-Year Change in AWS (2)(4)

1Q09	-4.5%	-3.9%	-2.4%	-2.3%	-2.1%	-0.3%	-3.6%	-22.7%	—	-3.6%
2Q09	-3.3%	-1.5%	-1.2%	-1.5%	1.0%	2.1%	0.9%	-11.8%	—	-1.0%
3Q09	-5.0%	-4.1%	-2.1%	-0.8%	0.8%	3.0%	0.4%	-8.8%	—	-1.1%
4Q09	3.2%	1.7%	1.9%	-1.0%	3.2%	5.7%	4.9%	-4.7%	—	2.0%

2009	-2.4%	-1.9%	-0.9%	-1.4%	0.7%	2.6%	0.6%	-10.0%	—	-0.9%

Year-Over-Year Change Comparable Store Sales (3)(4)

Units	5	11	17	19	23	27	32	17	—	151

1Q09	-4.5%	-3.9%	-2.4%	-2.3%	-2.1%	-0.3%	-2.9%	—	—	-2.2%
2Q09	-3.3%	-1.5%	-1.2%	-1.5%	1.0%	2.1%	0.9%	-10.6%	—	-0.1%
3Q09	-5.0%	-4.1%	-2.1%	-0.8%	0.8%	3.0%	0.4%	-8.0%	—	-0.7%
4Q09	3.2%	1.7%	1.9%	-1.0%	3.2%	5.7%	4.9%	1.8%	—	3.0%

2009	-2.4%	-1.9%	-0.9%	-1.4%	0.7%	2.6%	1.0%	-3.2%	—	0.1%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit is included in the year-over-year change in AWS in the thirteenth month of operation.

(3)	A unit becomes comparable in the eighteenth month of operation.

(4)	Comparable store sales for the fourth quarter of fiscal 2009 reflect results from the 14 week operating period in the current year compared to the same 14 week operating period in the prior year.